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                                                                    Exhibit 3.57


                            CERTIFICATE OF AMENDMENT

                                       OF

                      CAPSTAR CHERRY HILL COMPANY, L.L.C.

     1. The name of the limited liability company is: CAPSTAR CHERRY HILL COMPANY, L.L.C.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: The Corporation Trust Company."

     3.   This Certificate of Amendment shall be effective on July 1, 1998.
                                                              ------------

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of CAPSTAR CHERRY HILL COMPANY, L.L.C. this 25th day of June, 1998.
                                                     ------      -----



                                           /s/ Christopher L. Bennet
                                           -------------------------------------
                                           Christopher L. Bennet
                                       By: Authorized Person

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CERTIFICATE OF FORMATION

OF

CAPSTAR CHERRY HILL COMPANY, L.L.C.

This Certificate of Formation of CAPSTAR CHERRY HILL COMPANY, L.L.C. (the "LLC"), dated as of February 4, 1997, is being duly executed and filed by Paul
W. Whetsell, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et. seq.).

     FIRST. The name of the limited liability company formed hereby is CapStar Cherry Hill Company, L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ Paul W. Whetsell
                                        ------------------------------
                                        Paul W. Whetsell
                                        Authorized Person